Exhibit 10.7

FOURTH AMENDMENT TO STANDARD INDUSTRIAL NET LEASE

THIS FOURTH AMENDMENT TO STANDARD INDUSTRIAL NET LEASE (this “Amendment”) is entered into as of this 2nd day of December, 2013 (the “Execution Date”), by and between BMR-COAST 9 LP, a Delaware limited partnership (“Landlord,” formerly known as BMR-Sorrento West LP, formerly known as BMR-Sorrento West LLC, as successor-in-interest to JBC Sorrento West, LLC (“Original Landlord”)), and TROVAGENE, INC., a Delaware corporation (“Tenant,” as successor-by-merger to Xenomics, Inc. (“Original Tenant”)).

RECITALS

A.                                    WHEREAS, Original Landlord and Original Tenant entered into that certain Standard Industrial Net Lease dated as of October 28, 2009 and Addendum to Standard Industrial Net Lease attached thereto (collectively, the “Original Lease”), as amended by that certain First Amendment to Standard Industrial Net Lease dated as of September 28, 2011 (the “First Amendment”), that certain Second Amendment to Standard Industrial Net Lease dated as of December 27, 2011 (the “Second Amendment,”) and that certain Third Amendment to Standard Industrial Net Lease dated as of October 22, 2012 (the “Third Amendment,” collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord in the building at 11055 Flintkote Avenue in San Diego, California (the “Building”);

B.                                   WHEREAS, Landlord has remeasured the Premises, Building and Project and desires to restate the Rentable Area of the Premises, Building and Project and amend Tenant’s Pro Rata Share accordingly; and

C.                                   WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                    Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Amendment, is referred to herein as the “Amended Lease.”

2.                                     Minimum Monthly Rent. Notwithstanding anything in the Lease to the contrary, commencing as of April 1, 2013, Minimum Monthly Rent shall be as set forth in the chart below:

BMR form dated 9/5/12

Dates	Rentable Square Feet	Minimum Monthly Rent		Annual Minimum Monthly Rent
March 1, 2013 - March 31, 2013	8,041	$18,098.52		$217,182.24
April 1, 2013 - December 27, 2013	8,303	$18,098.52		$217,182.24
December 28, 2013 - February 28, 2014	8,303	$18,291.79		$219,501.48
March 1, 2014 - December 27, 2014	8,303	$18,642.79		$223,713.48
December 28, 2014 - December 27, 2015	8,303	$18,896.35		$226,756.20
December 28, 2015 - December 27, 2016	8,303	$19,459.22		$233,510.64
December 28, 2016 - December 27, 2017	8,303	$20,022.09		$240,265.08
December 28, 2017 - December 31, 2017	8,303	$20,665.37	*	$247,984.44	*

* Note: Rental amounts are based on a full calendar month and calendar year, as applicable.

3.                                                    Tenant’s Pro Rata Share. Commencing as of March 18, 2013 (and pursuant to Section 6.2 of the Lease, effective as of April 1, 2013), the chart set forth in Section 7 of the First Amendment is hereby deleted in its entirety and replaced with the following chart:

Definition or Provision	Means the Following (As of the Term Commencement Date)
Approximate Rentable Area of Premises	8,303 square feet
Approximate Rentable Area of Building	20,563 square feet
Approximate Rentable Area of Project	162,074 square feet
Tenant’s Pro Rata Share of Building	40.38%
Tenant’s Pro Rata Share of Project	5.12%

*For purposes of clarity, the term “Project” as used in the Amended Lease shall have the same meaning as Center.

4.                                     Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment (“Broker”), and agrees to

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indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it.

5.                                            No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

6.                                            Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Amended Lease should be sent to:

Trovagene, Inc.

11055 Flintkote Avenue, Suite B

San Diego, California 92121

Attn: Keith McCormick.

7.                                            Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

8.                                            Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

9.                                            Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR -COAST 9 LP,

a Delaware limited partnership

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Legal

TENANT:

TROVAGENE, INC.,

a Delaware corporation

By:	/s/ Stephen Zaniboni
Name:	Stephen Zaniboni
Title:	CFO